UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2017

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1600 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on January 16, 2017, Memorial Production Partners LP (the “Partnership”) and certain of its subsidiaries filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division.

As previously disclosed, on January 17, 2017, the Partnership received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Partnership that, as a result of the Chapter 11 Cases, the Partnership’s common units representing limited partner interests (“common units”) would be delisted from The Nasdaq Stock Market unless the Partnership appealed the Nasdaq Staff’s determination. On January 24, 2017 the Partnership requested a hearing, which was held on March 9, 2017.

On March 21, 2017, the Partnership’s request for the continued listing of the common units on The Nasdaq Stock Market was granted by the Nasdaq Hearings Panel (the “Panel”), subject to the conditions that the Partnership shall have emerged from bankruptcy on or before May 1, 2017 and evidenced compliance with all requirements for initial listing on The Nasdaq Stock Market. Nasdaq also reserved the right to reconsider its decision based on any event, condition, or circumstance that exists or develops that, in the opinion of the Panel, would make the continued listing of the common units inadvisable or unwarranted.

Under the Plan Support Agreement, dated December 22, 2016, which outlines the terms upon which certain noteholders (the “Consenting Noteholders”) of the Partnership have agreed to support the Partnership’s plan of reorganization under the Chapter 11 Cases, the Consenting Noteholders holding a majority of the aggregate principal amount held by the Consenting Noteholders (the “Requisite Noteholders”) have the right to direct the Partnership to cause shares in its successor company (the “Emerged Company”) to be listed on The Nasdaq Global Market or another national securities exchange. On March 23, 2017, the Requisite Noteholders informed the Partnership that they do not intend to exercise such right, and indicated their preference that the shares of the Emerged Company be traded and quoted on an over-the-counter (“OTC”) market, and that the status as a reporting company under the rules of the Securities and Exchange Commission (the “SEC”) be maintained for the Emerged Company.

Accordingly, on March 27, 2017, the Partnership informed Nasdaq that it does not intend for the shares of the Emerged Company to be listed on The Nasdaq Stock Market. While the Partnership has requested that the common units be allowed to remain listed on The Nasdaq Stock Market until the emergence from bankruptcy, there is no guarantee that Nasdaq will maintain the listing of the common units throughout such period.

The Emerged Company is expected to apply for its shares to be traded and quoted on the OTCQB market (operated by OTC Markets Group Inc.). The OTCQB market is an interdealer quotation system providing real time quotation services, which the Partnership believes constitutes an “established securities market” within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). It is expected that the Emerged Company would complete the OTCQB quotation process in the second quarter of 2017 and will publicly disclose the results on a Form 8-K filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: April 6, 2017	By:	/s/ Jason M. Childress
Jason M. Childress
Vice President, General Counsel & Corporate Secretary